Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Webb C. Hayes IV, Chairman, President, and Treasurer of FBR Fund for Tax-Free Investors, Inc., certify that (i) the Form N-CSR for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of FBR Fund for Tax-Free Investors, Inc

Date: 8/29/03

/s/ WEBB C. HAYES IV
Webb C. Hayes IV
Chairman, President, and Treasurer
FBR Fund for Tax-Free Investors, Inc.

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Susan L. Silva, Vice President and Controller of FBR Fund for Tax-Free Investors, Inc., certify that (i) the Form N-CSR for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of FBR Fund for Tax-Free Investors, Inc

Date: 8/29/03

/s/ SUSAN L. SILVA
Susan L. Silva
Vice President and Controller
FBR Fund for Tax-Free Investors, Inc.